UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2023, RespireRx Pharmaceuticals Inc. (the “Company” or the “Corporation”) entered into an Exchange Agreement with Jeff Eliot Margolis, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary and also a director. Also on April 12, 2013, entered into two Exchange and Settlement Agreements, one with Arnold Lippa, the Company’s Interim President, Interim Chief Executive Officer and Chief Scientific Officer and the Executive Chairman of the Board of Directors and one with a vendor, Marc M Radin, PC. Collectively, the Exchange Agreement and the Exchange and Settlement Agreements are referred to herein as the “Settlement Agreements” and Jeff Eliot Margolis, Arnold Lippa and Marc M. Radin PC are referred to herein as the “Exchangers.”

Pursuant to the terms of the Settlement Agreements, the Company, in exchange for the issuance of Series J 8% Voting, Participating, Redeemable Preferred Stock (“Series J Preferred Stock”) to the Exchangers, the Exchangers exchanged or settled their rights to receive an aggregate of $570,000 of accrued compensation or debt, advances or other liabilities owed to them. Specifically, Jeff Eliot Margolis exchanged a right to receive $210,000 of accrued unpaid compensation owed to him for 2,100 shares of Series J Preferred Stock. Arnold Lippa settled $210,000 of debt and advances made to the Company owed to him for 2,100 shares of Series J Preferred Stock and Marc M Radin PC settled $150,000 of liabilities and advances made to the Company owed to Marc M Radin, PC for 1,500 shares of Series J Preferred Stock. The Series J Preferred Stock is transferrable to Affiliates as such term is defined in the Certificate of Designation of Preferences, Rights and Limitations of Series J 8% Voting, Participating Redeemable Preferred Stock (“Certificate of Designation”). Jeff Eliot Margolis and Arnold Lippa immediately transferred all of their shares of Series J Preferred Stock to separate trusts of which each is separately the grantor and that are Affiliates of each. Marc M Radin, PC immediately transferred its shares to Marc M. Radin, an Affiliate.

The Settlement Agreements, the transfer requests and the Certificate of Designation and the delivery of the Series J Preferred Stock was approved by the Company’s Board of Directors.

The foregoing description of the Settlement Agreements, the transfer requests and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement with Jeff Eliot Margolis, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, the Exchange and Settlement Agreement with Arnold Lippa, a copy of which is attached as Exhibit 99.2, the Exchange and Settlement Agreement with Marc M Radin, PC, a copy of which is attached is Exhibit 99.3, the Transfer Letter Agreements with Jeff Eliot Margolis, Arnold Lippa and Marc M Radin, PC, are attached as Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively.

The information set forth in Item 3.02 herein is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Exchangers made representations to the Company in the Settlement Agreements that they met the accredited investor definition of Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”), and the Company relied on such representations.

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The transactions described in Item 1.01 and Item 5.02 herein were between the Company and the Exchangers and were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. These transactions were not conducted in connection with a public offering and the participants in these transactions did not rely on, and the Company did not make, any public solicitation or advertisement in connection with these transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2023 , the Company’s Board of Directors authorized an amendment to the Company’s certificate of incorporation to establish a Series J 8% Voting, Participating, Redeemable Preferred Stock (Series J Certificate of Designation”). On April 12, 2023, the Company filed the Series J Certificate of Designation with the Secretary of State of the state of Delaware.

The Series J Certificate of Designation sets forth the preferences, rights and limitations of the Series J Preferred Stock, a summary of which is as follows:

Number of Shares: The number of shares designated as Series J Preferred Stock is 15,000 (which is not subject to increase without the written consent of a majority of the holders (each a “Series J Holder”) of the Series J Preferred Stock or as otherwise set forth in the Series J Certificate of Designation).

Par value: The par value of each share of Series J Preferred Stock is $0.001.

Stated Value: The initial Stated Value of each share of Series J Preferred Stock is $100.00.

Dividend: The Company must pay a dividend on the Series J Preferred Stock at a rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable annually within 15 calendar days of the end of each fiscal year of the Company, based on a 365-day year, in duly authorized, validly issued, fully paid and non-assessable shares of Series J Preferred Stock, which may include fractional shares of Series J Preferred Stock. Dividends shall accrue daily commencing on the Original Issue Date, as defined in the Series J Certificate of Designation. The dividend to be paid at the end of the first fiscal year after closing and during the year of Redemption may be a partial period.

Redemption: Redemption shall happen upon the payment of an Eligible Payment which takes place upon the occurrence of an Eligible Payment Event, as both terms are defined in the Series J Certificate of Designation.

Eligible Payment: The Maximum Appreciated Price, (unless a lesser price is agreed by the Corporation and the Series J Holder minus the Base Measurement Price multiplied by the number of shares of Common Stock corresponding to the number of Series J Preferred Shares divided by the Base Measurement Price multiplied by the Stated Value.

Eligible Payment Event: In addition to the Fundamental Transactions, as defined in the Series J Certificate of Designation, that may cause an Eligible Payment Event as described in the Series J Certificate of Designation, the following events shall cause an Eligible Payment: (i) any license, sublicense, joint venture or similar transaction resulting in an upfront payment of at least $20,000,000.00, or (ii) any milestone payment with respect to research and development of at least $20,000,000.00, or (iii) receipt of royalties in any one year of at least $20,000,000.00 or (iv) any event resulting in the Corporation’s receipt of an amount deemed by the Corporation’s Board of Directors to be establish an Eligible Payment Event.

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Base Measurement Price: means $0.006 per share of Common Stock equivalent and shall be used for measurement of the amount of Eligible Payment to be received by the Series J Holders in the event of an Eligible Payment Event.

Maximum Appreciated Price: means the closing price per share of Common Stock or its equivalent on the that is the trading day on which an Eligible Payment Event is publicly announced prior to the opening of financial markets on such date, or the trading day following the public announcement of the Eligible Payment Event if announced after the opening of the financial markets on the date of the Eligible Payment Event.

Voting Rights: Each share of Series J Preferred Stock shall be entitled to that number of votes, which shall be eligible to vote along with the Common Stockholders, or, as the case may be, when voting as a class, that is equal to one hundred (100x) times number calculated by dividing the number of shares of Series J Preferred Stock by the Base Measurement Price as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. To the extent that under the DGCL the vote of the Series J Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series J Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of Series J Holders of a majority of the outstanding Series J Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class or series. To the extent that under the DGCL Series J Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series J Preferred Stock shall be entitled to the number of votes as described in the first sentence of this paragraph.

Liquidation Preferences: Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), no distribution shall be made to the holders of any shares of capital stock of the Corporation unless, prior thereto, the Series J Holders shall have received out of the available assets, whether capital or surplus, of the Corporation (i) an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series J Preferred Stock plus (ii) an amount equal to a pro rata portion of the Eligible Payment Amount, if any. The distribution shall result in a Redemption. If the assets of the Corporation shall be insufficient to pay in full such amounts due the Series J Holders or any holders of another class that is parri pasu with the Series J Holders (“Series J Pari Passu Holders”), then the entire assets shall be distributed ratably among the Series J Holders and Series J Pari Passu Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full and such distribution shall result in a Redemption. A Fundamental Transaction, or a Change of Control Transaction, each as defined in the Certificate, shall be deemed to be Liquidations.

Restrictions on Transfer: Except for transfers to an immediate family member or an Affiliate (as defined in the Certificate, and which includes trusts of which the Series J Holders or Series J Holders are grantors), Series J Holders may not, directly or indirectly, give, sell, assign, pledge, encumber or otherwise dispose of, transfer or permit to be transferred any shares of Series J Preferred Stock held by such Series J Holder, and any such purported transfer would have no force or effect and would not be recognized by the Company.

THE FOREGOING SUMMARY OF THE PREFERENCES, RIGHTS, AND LIMITATIONS OF THE SERIES J PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATION FOR THE SERIES J PREFERRED STOCK, WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series J 8% Redeemable Preferred Stock
99.1	Exchange Agreement with Jeff Eliot Margolis dated April 12, 2023
99.2	Exchange and Settlement Agreement with Arnold Lippa dated April 12, 2023
99.3	Exchange and Settlement Agreement with Marc M Radin, PC dated April 12, 2023
99.4	Transfer Letter Agreement with Jeff Eliot Margolis dated April 12, 2023
99.5	Transfer Letter Agreement with Arnold Lippa dated April 12, 2023
99.6	Transfer Letter Agreement with Marc M Radin, PC dated April 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

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